Exhibit 10.23

June 2014 AMENDMENTS TO THE SCRIPPS FAMILY AGREEMENT

The E.W. Scripps Company, an Ohio corporation, and Scripps Networks Interactive, Inc., an Ohio corporation, and the undersigned are parties to the Scripps Family Agreement dated October 15, 1992, as amended by that certain Acknowledgement executed in 1996, by the Amendments to the Scripps Family Agreement executed in 2008 and the 2014 Amendment to the Scripps Family Agreement (as so amended, the “Family Agreement”).

The E.W. Scripps Company, Scripps Networks Interactive and the undersigned hereby agree to the following amendments to the Family Agreement effective as of June 21, 2014.

1.	The first sentence of Section 5(a) of the Family Agreement shall be deemed deleted and replaced with the following:

Purchase Price. The purchase price to be paid to the Offeror for each of the Offered Shares purchased by an Optionee or the Company shall be paid in cash or such other form of consideration as agreed upon in writing by the Offeror and such Optionee and shall be equal to the average of the Closing Market Prices (as hereinafter defined) of shares of the Class A Stock for the 15 trading days immediately preceding the date of the First Notice (the “Cash Purchase Price”).

2.	Section 5(c) of the Family Agreement shall be deemed deleted and replaced with the following:

Deliveries at Closing. On the Closing Date, (i) the Offeror shall deliver the Offered Shares to be purchased free and clear of all pledges, liens, security interest, encumbrances, claims or equities of others or restrictions on the transfer (other than restrictions imposed by this Agreement or by applicable law), and, if delivery is by delivery of physical certificates, the certificates for such Offered Shares shall be duly endorsed in blank, or have appropriate, duly executed blank stock transfer powers attached, with signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange and all requisite stock transfer tax stamps attached or provided for, and (ii) the Optionees shall pay the Purchase Price to the Offeror, or if the Company is an Optionee and the Offeror has elected to receive Class A Stock for all or part of the Offered Shares being purchased by the Company, the Company shall deliver to the Offeror the requisite number of shares of Class A Stock registered in the name of the Offeror.

3.	Section 9(b) of the Family Agreement shall be deemed deleted and replaced with the following:

Meetings Called by the Future Shareholders. The Family Council (as provided for in the Bylaws under Section 9 of the Scripps Family Agreement, as may be amended from time-to-time) or the holders of 33% or more of the Shares may call a meeting of the Future Shareholders by sending to each Future Shareholder written notice of such meeting at least seven (7) days prior thereto stating the time, date and place of such meeting and the purpose or purposes thereof.

4.	The first two sentences of Section 9(c) of the Family Agreement shall be deemed deleted and replaced with the following:

Each meeting of the Future Shareholders called by the Company shall be held in Cincinnati, Ohio or at such other place within or without the State of Ohio as may be designated by the Company and stated in the notice of such meeting. Each meeting of the Future Shareholders called by the Future Shareholders shall be held at the place designated in the notice of such meeting by the Future Shareholders or Family Council calling such meeting. Notice of a meeting of the Future Shareholders shall be deemed sufficient for purposes of this Section 9 if delivered to each Future Shareholder a) by guaranteed overnight delivery via Federal Express (or similar service) at the address last furnished by him or her to the Company, or b) by email to the email address last furnished by him or her to the Company.

5.	Section 9(e) of the Family Agreement shall be deemed deleted and replaced with the following:

Chairperson and Secretary of Meetings. The Future Shareholders shall elect a chairperson and secretary at the Futures Shareholders meeting called prior to the 2015 annual meeting of the Company. The chairperson shall serve a term of three (3) years. The secretary elected at the 2015 annual meeting shall serve a term of one year. Starting with the term beginning with the 2016 annual meeting, the secretary shall serve a term of three (3) years. Thereafter, election of a chairperson and secretary shall be conducted at each Future Shareholders meeting called prior to the annual meeting of the company in which the term of the currently serving chairperson and secretary ends. Election shall be by the vote of the holders of a majority of the Shares present at such meeting or represented thereat by proxy. The Family Council may fill any vacancy that may occur in the office of chairperson or secretary by electing a successor to hold office until the next succeeding meeting of the Future Shareholders. The chairperson and secretary shall have such duties as prescribed in the Bylaws under Section Nine of the Scripps Family Agreement as may be amended from time-to-time.

6.	The first sentence of Section 9(k) of the Family Agreement shall be deemed deleted in its entirety.

7.	Section 12(c) of the Family Agreement shall be deemed deleted and replaced with the following:

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Form of Ownership. Each Future Shareholder shall hold his, her or its Shares of record in his, her or its name and not in the name of a broker or other nominee. Notwithstanding the preceding, Shares may be held in the name of Miramar Fiduciary Corporation, as nominee for the Future Shareholder. Miramar Fiduciary Corporation will keep accurate records recording the beneficial owner of any such Shares held in its name as nominee and shall provide such information to the Company upon the Company’s request.

8.	Section 19 of the Family Agreement shall be deemed deleted and replaced with the following:

Notices. All notices required to be given under the terms of this Agreement or that any of the parties desires to give hereunder shall be in writing and sent by guaranteed overnight delivery via Federal Express or similar service or by email, addressed as follows:

if to any Future Shareholder, addressed to such Future Shareholder at such Future Shareholder’s address on the signature pages of this Agreement; and

if to The E.W. Scripps Company, addressed to:

The E.W. Scripps Company

312 Walnut Street

2800 Scripps Center

Cincinnati, OH 45202

Attention: Corporate Secretary

Julie.McGehee@scripps.com

if to Scripps Networks Interactive, Inc., addressed to:

Scripps Networks Interactive, Inc.

9721 Sherrill Boulevard

Knoxville, TN 37932

Attention: Corporate Secretary

MTalbott@scrippsnetworks.com

Any Future Shareholder or the Company, by notice in writing mailed or emailed to the others, may change the name and address to which notices and other communications hereunder shall be mailed. Each new Future Shareholder, upon executing this Agreement, shall indicate his, her or its address on the signature pages of this Agreement.

For the purposes of this Agreement, receipt of each notice given hereunder shall be deemed to have occurred on the third day after such notice has been sent as required herein.

Except as amended hereby, the Family Agreement remains in full force and effect. These Amendments have been executed by each party to the Family Agreement in counterpart.

THE E.W. SCRIPPS COMPANY

by:
name:
title:

SCRIPPS NETWORKS INTERACTIVE, INC.

by:
name:
title:

SHAREHOLDER

name:
address:

email address:

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